EXHIBIT 10.3

ASSET PURCHASE AGREEMENT

Dated as of April 25, 2014

by and among

Intelligent Living Inc., a Nevada corporation (the “Buyer”)

Provectus LLC, a Wyoming limited liability company (“Provectus”)

and

Perfect Solutions Software Inc., a New Jersey corporation (a “Seller”)

and

Perfect Solutions, Inc., a New Jersey corporation   (a “Seller”)

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of April 25, 2014 (the “Effective Date”), and is entered into by and among Intelligent Living Inc., a Nevada corporation (the “Buyer”), its wholly-owned subsidiary Provectus LLC, a Wyoming Limited Liability Company (“Provectus”), and Perfect Solutions Software, Inc., a New Jersey corporation and Perfect Solutions, Inc.  Perfect Solutions Software and Perfect Solutions, Inc are hereinafter referred to as the “Sellers”. The Buyer, Provectus and Sellers are referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Sellers and PSI desires to sell, and the Buyer desires to acquire, certain assets of the Sellers related to the Sellers’ information technology (IT), cloud computer (Cloud) and IT management business as well as such other assets as set forth in this Agreement, in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

AGREEMENT

1.           PURCHASED ASSETS AND ASSUMPTION OF LIABILITIES

A.           Purchased Assets.  Upon the terms set forth in this Agreement and in reliance upon the representations, warranties and covenants of the Parties, including but not limited to the Buyer’s satisfaction of its obligations set forth in Sections 2, 3 and 6 hereunder, the Sellers hereby sells, conveys, assigns, transfers and delivers to the Buyer and the Buyer hereby purchases, acquires and accepts from the Sellers, all of the rights, title and interests of the Sellers in and to those certain assets set forth on Schedule 1.A. attached hereto (collectively, the “Purchased Assets”).

(i)        Intellectual Property.  All Intellectual Property Rights owned by Sellers individually or jointly related to the Purchased Assets;

(ii)       Service Contracts.   All service contracts to which Perfect Solutions Inc. (“PSI”) is a party

(ii)       Books and Records.  All data, records, files, manuals, and other documentation primarily or exclusively related to or necessary for the ownership, maintenance, use and/or exploitation of the Purchased Assets by the Sellers including: (i) material studies, reports, correspondence and other similar material documents and records primarily or exclusively related to the Purchased Assets, whether in electronic form or otherwise, (ii) client and customer lists, vendor lists, referral sources, research and development reports, production reports, operating guides and manuals, creative materials, advertising materials, promotional materials, studies, reports, and, subject to any Applicable Law, copies of all personnel records, (iii) all patent files, file histories, engineering documents and other technical correspondence reflecting, relating to or used in connection with the Purchased Assets (all of the proceeding referred to as the “Assigned Books and Records”); and

(iii)      Good Will.  All goodwill, if any, to the extent associated with the Purchased Assets.

B.           Assumption of Liabilities.

(i)       Assumed Liabilities.  Except for the Marlin lease, the Buyer shall assume no liability of the Sellers except for normal, ordinary and disclosed equipment lease obligations.   No other liabilities of any kind or nature will be assumed under this Agreement.

C.           “AS-IS” Transaction.  THE SELLERS HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, NOR DOES THE SELLERS MAKE ANY HEREIN REGARDING THE CONDITION OF THE PURCHASED ASSETS OR ANY PART THEREOF. THE SELLERS FURTHER HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND/OR WARRANTIES, BOTH EXPRESS AND IMPLIED IN LAW, WITH RESPECT TO THE CONDITION, HABITABILITY, OR SUITABILITY OF THE PURCHASED ASSETS, OR ANY PART THEREOF, FOR THEIR INTENDED OR PERMITTED USES OR ANY OTHER PURPOSE.  THE BUYER ACCEPTS THE PURCHASED ASSETS ON AN “AS IS, WHERE IS” BASIS AND, AS OF THE EFFECTIVE DATE, ASSUMES RESPONSIBILITY FOR ALL COSTS FOR THE CORRECTION OF ANY OBSERVED OR UNOBSERVED DEFICIENCIES OF ANY NATURE.

2.           PURCHASE PRICE

A.	The Purchase Price is Four Hundred and Twenty Five Thousand Dollars (USD$425,000) and shall be paid to the Sellers as follows.

(i)        $150,000 at Closing

(ii)       A promissory note payable to the Sellers in the amount of $275,000 plus interest at the rate of 6% per annum.   Payment of $137,500 plus accrued interest shall be due six months following Closing and the remaining $137,500 plus accrued interest shall be due and payable nine months following Closing.   A Form of promissory note is attached hereto and marked Exhibit 2 A(ii).

(iii)     As security for the repayment of the Promissory Note, the Company shall reserve for future issuance a total of 27,500,000 shares of its common stock, said sum representing 110% of the currently outstanding principal balance

3.           COVENANTS OF BUYER AND PROVECTUS

    A.           Employment Agreements.

Provectus will enter into employment agreements with Stephen Vogt and Brittany Layer to be executed at Closing.

    B.           Board of Directors of the Buyer.

At Closing Stephen Vogt will be appointed to the Company’s Board of Directors..

    4.           CLOSING

A.           Closing.  Unless this Agreement is earlier terminated in accordance with Section 9, the closing of the transaction contemplated by this Agreement (the “Closing”) shall take place on the Effective Date as soon as reasonably practicable after the satisfaction or waiver of each of the conditions set forth in Section 4.B. and 4.C. (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time and date as may be agreed upon by the Parties.  The Closing shall take place at the offices of the Sellers, or at such other location as the Parties hereto agree.  The date on which the Closing occurs is herein referred to as the “Closing Date.”

B.      Deliveries of the Sellers.  the Sellers shall deliver to the Buyer at Closing:

(i)        an the Closing, an executed copy of this Agreement;

(ii)       Complete list of assets to be transferred;

(iii)      Good standing certificate issued within ten (10) days of Closing by the Sellers’s state of incorporation;

(iv)      resolutions of the board of directors of Sellers , authorizing the execution, delivery and performance of this Agreement, each certified by the secretary of Sellers as being complete and in full force and effect on the Effective Date.

(v)       such other agreements, documents, certificates, and instruments reasonably requested by the Buyer to be delivered to the Buyer at or prior to the Closing in connection with the Sellers’ obligations under the terms of this Agreement.

    C.           Deliveries of the Buyer.  At the Closing, the Buyer shall deliver to the Sellers:

(i)        an executed copy of this Agreement;

(ii)       $150,000  by wire transfer and a Promissory Note in the amount of $275,000

(iii)      a certificate of good standing of Provectus and the Buyer issued within ten (10) calendar days of the Effective Date.

(iv)     copies of resolutions of the board of directors of Buyer, authorizing the execution, delivery and performance of this Agreement, each certified by the secretary of Buyer, as being complete and in full force and effect on the Effective Date.

(v)      such other agreements, documents, certificates, and instruments reasonably requested by the Sellers to be delivered to the Sellers at or prior to the Closing in connection with the Buyer’s obligations under the terms of this Agreement.

    5.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS

  The Sellers represents and warrants to the Buyer as follows:

A.           Organization. The Sellers are corporations duly organized, validly existing and in good standing under the laws of the State of New Jersey.

B.           Binding Obligation.  Sellers have all requisite power and authority to enter into and perform its obligations under this Agreement.  All acts and other proceedings required to be taken by Sellers to authorize the execution, delivery and performance by Sellers of this Agreement and the transactions contemplated hereby, have been duly and properly taken.  This Agreement has been duly executed and delivered by Sellers and constitutes the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance or insolvency laws affecting creditors’ rights generally.  The execution, delivery and performance by Sellers of this Agreement does not and will not conflict with, or result in any violation of, any provision of (i) the organizational documents of Sellers  or (ii) any contract or other agreement to which Sellers is a party. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, is required by or with respect to Sellers in connection with its execution, delivery or performance of this Agreement.

6.   REPRESENTATIONS AND WARRANTIES OF BUYER AND PROVECTUS

  The Buyer and Provectus hereby represent and warrant to the Sellers as of the Effective Date as follows:

A.           Organization.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Provectus is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wyoming.

B.           Binding Obligation.  Each of the Buyer and Provectus has all requisite power and authority to enter into and perform its obligations under this Agreement.  All acts and other proceedings required to be taken by each of the Buyer and Provectus to authorize the execution, delivery and performance by the Buyer and Provectus of this Agreement and the transactions contemplated hereby, have been duly and properly taken.  This Agreement has been duly executed and delivered by each of the Buyer and Provectus and constitutes the legal, valid and binding obligation of each of the Buyer and Provectus, enforceable against each of the Buyer and Provectus in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance or insolvency laws affecting creditors’ rights generally.  The execution, delivery and performance by each of the Buyer and Provectus of this Agreement does not and will not conflict with, or result in any violation of, any provision of (i) the organizational documents of either the Buyer or Provectus, or (ii) any contract or other agreement to which either of the Buyer or Provectus is a party. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, is required by or with respect to either of the Buyer or Provectus in connection with its execution, delivery or performance of this Agreement.

C.           No Broker’s or Finder’s Fees.  No agent, broker, investment banker, Person or firm acting on behalf of the Buyer or Provectus is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

D.           SEC Reports; Financial Statements. The Buyer has filed reports, schedules, forms, statements and other documents required to be filed by the Buyer under the Securities Act of 1933 (the “Securities Act”) and the Exchange Act.   The financial statements of the Buyer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Buyer and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

E.           Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Buyer, threatened against or affecting the Buyer, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects the legality, validity or enforceability of any of the Agreement or the Common Stock issued thereunder or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Buyer nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Buyer, there is not pending or contemplated, any investigation by the Commission involving the Buyer or any current or former director or officer of the Buyer.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Buyer or any Subsidiary under the Exchange Act or the Securities Act.

F.           Due Diligence. Prior to execution of this Agreement, Buyer was provided time to, among other things, conduct due diligence with respect to the Purchased Assets and ascertain if they can feasibly be used for Buyer’s purposes.  Buyer confirms that it has conducted all of its due diligence with respect to the Purchased Assets.  Buyer recognizes and acknowledges that Sellers provided their full and complete cooperation with respect to all of Buyer's due diligence activities.  Buyer further recognizes and acknowledges that the due diligence activities were not limited in any regard, and were done in the sole discretion of the Buyer.  Buyer acknowledges and confirms that it is completely satisfied with the results of its due diligence.

    7.   MUTUAL COVENANTS

    A.           Cooperation.

(i)        On and after the Closing Date, during normal business hours following reasonable prior notice, each Party will permit the other Party and its Representatives, to have reasonable access to and examine and take copies of all Assigned Books and Records as well as the Sellers’ retained books and records and other information, as applicable, retained and remaining in existence after the Closing which are reasonably requested by the other Party and are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation, mediation or arbitration or similar Legal Proceeding or any dispute with any third party reasonably requiring access to any such Assigned Books and Records or the Sellers’ retained books and records or other information, in each case relating to or arising out of transactions or events occurring prior to the Closing and that relate to the Purchased Assets.  The Party requesting access to any such Assigned Books and Records or the Sellers’ retained books and records or other information shall bear all of the out-of-pocket costs and expenses (including attorneys’ fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing access to and copies of such Assigned Books and Records, the Sellers’ retained books and records or other information.

(ii)       The Buyer and the Sellers will each direct its employees (without substantial disruption of employment) to render any assistance that the other Party may reasonably request in examining or utilizing the Assigned Books and Records, the Sellers’ retained books and records.  .

(iii)      Neither the Buyer nor the Sellers will destroy any books, records, files or other information for five (5) years and thereafter, without giving at least thirty (30) calendar days’ prior written notice to the other Party.

B.           Further Assurances.  Each party shall use their commercially reasonable efforts to effectuate the transactions contemplated hereby.  Each Party (or its Subsidiaries) shall execute and deliver such further certificates, agreements and other documents and take such other actions as any other Party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

C.           Confidential Information.  In connection with the performance of obligations hereunder prior to and after the Closing Date, each Party hereto acknowledges that it has had and will have access to confidential information relating to the other Parties and their Affiliates. Such confidential information includes technical, financial, manufacturing or marketing information, ideas, methods, developments, improvements, business plans or other proprietary information relating thereto, together with analyses, compilations, studies or other documents, records or data prepared by the Parties and their Affiliates which contain or otherwise reflect or are generated from such information (“Confidential Information”).  The term “Confidential Information” does not include information received by a Party in connection with the transactions contemplated hereby which (i) is or becomes generally available to the public other than as a result of a disclosure by such Party or its Representatives, (ii) becomes available to a Party on a non-confidential basis from a source that is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Party claiming ownership of the Confidential Information or any other Person with respect to such information, (iii) is independently developed by the disclosing Party after the Closing Date, or (iv) is required to be disclosed under any state or federal securities law. Each Party shall, and shall cause its Affiliates and their Representatives to, treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information, except to such Party’s Affiliates and its and their Representatives who need to know such Confidential Information in connection with the transactions contemplated hereby.  Each Party shall be responsible for any breach of this Agreement by such Party or any of its Affiliates or their Representatives.

D.           Taxes

(i)       Cooperation. The Buyer and the Sellers agree to furnish or cause to be furnished to each other, upon reasonable request, such information relating to the Purchased Assets (including reasonable access to books and records) as is reasonably necessary for the filing of all tax returns, the making of any election relating to taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any Action relating to any tax.  The Buyer and the Sellers shall retain all books and records with respect to taxes pertaining to the Purchased Assets for a period of at least seven (7) years following the Closing Date.

(ii)      Payment of Taxes.  For the avoidance of doubt, the Sellers shall be liable for, and shall timely pay, all taxes of the Sellers related to the Assets  accruing to the date of Closing .

(iii)     Allocation of Purchase Price.  The allocation of the Purchase Price is as set forth in Schedule 7.D(iii).

(iv)     Procedures. Personal property taxes and transfer taxes shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable law.  If the Buyer or Provectus  should be required to make any payments for personal property taxes or transfer taxes, then the Sellers  shall reimburse the Buyer within ten (10) calendar days of payment by the Buyer.

8.   CONDITIONS TO THE TRANSACTION

A.           Conditions to the Obligations of the Sellers.  The obligations of the Sellers to effect the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of the Sellers and may be waived by the Sellers in writing in their sole discretion without notice or liability to any Person):

(i)       The representations and warranties of each of the Buyer and Provectus set forth in the Transaction Agreements shall be true and correct in all material respects (except that each representation or warranty which contains a materiality exception or limitation shall be true and correct in all respects) when made, and shall also be true and correct in all material respects (except that each representation or warranty which contains a materiality exception or limitation shall be true and correct in all respects) at the Closing.

(ii)      Each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by the Buyer and Provectus at or prior to the Closing shall have been duly and properly complied with and performed.

(iii)     There shall be delivered to the Sellers a certificate of each of the Buyer and Provectus executed on the Closing Date certifying that the conditions set forth in Section 8.A. and Section 8.B. have been satisfied.

(iv)     The Sellers shall have received each of the agreements, instruments and other documents set forth in this Agreement  and each such agreement instrument, and document shall be in full force and effect.

B.           The obligations of the Buyer to effect the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of the Buyer and may be waived by Buyer in writing in its sole discretion without notice or liability to any Person):

(i)       The Buyer shall have received each of the agreements, instruments and other documents set forth in this Agreement and each such agreement and document shall be in full force and effect.

(ii)       No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting the Buyer’s ownership, conduct or operation of the Purchased Assets following the Closing shall be in effect.  Nor shall there be pending or threatened any Legal Proceeding seeking (i) any of the foregoing, any restraint relating to antitrust or any other injunction or restraint, or (ii) material damages in connection with the transactions contemplated by this Agreement.

    9.   TERMINATION

    A.           Termination. At any time prior to the Closing, this Agreement may be terminated:

(i)        by mutual written consent of the Parties;

(ii)       by any of the Parties, if the Closing shall not have occurred on or before May 15, 2014 or such other date that the Parties may agree upon in writing (the “Termination Date”); provided, further that the right to terminate this Agreement under this Section 9.A.(ii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date, as extended;

(iii)      by any of the Parties, if any permanent injunction or other order, decree or judgment of a Governmental Authority of competent authority preventing the consummation of the transactions contemplated by this Agreement shall have become final and non-appealable; or

(iv)      by the Sellers, if the Buyer or Provectus shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within five (5) business days after receipt by the Buyer of written notice of such breach.

In the event of termination of this Agreement as provided in Section 9.A., this Agreement shall forthwith become void ab initio and there shall be no liability or obligation on the part of the Buyer, the Sellers or their respective officers, directors, stockholders or Affiliates; provided, however, that (a) the provisions of this Section 9.A. (Effect of Termination), Section 12 (General Provisions), Section 7.C. (Confidential Information) shall remain in full force and effect and survive any termination of this Agreement and (b) nothing herein shall relieve any Party hereto from liability in connection with any breach of such Party’s representations, warranties or covenants contained herein.

The termination rights provided in this Section 9 shall not be deemed to be exclusive.  Accordingly, the exercise by any Party of its right to terminate this Agreement pursuant to  this Section 9 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Party may be entitled to exercise (whether under this Agreement, under any other contract, under any statute, rule or other applicable law, at common law, in equity or otherwise).

    10.         INDEMNIFICATION

A.           Survival of Representations, Warranties and Covenants.  All of the representations and warranties of the Buyer and Sellers contained in the Transaction Agreements shall survive the Closing hereunder and continue in full force and effect for a period of  one year following the Closing.   Notwithstanding the preceding sentence of this Section 10.A., any Claim with respect to which specific written notice is provided by a Party prior to the applicable expiration date, if any, for such representation or warranty shall survive such expiration until such Claim is finally and conclusively resolved.

B.           Indemnification by the Buyer and Provectus.  The Buyer and Provectus (each, an “Indemnitor”), jointly and severally, shall indemnify and hold harmless each Indemnified Party, and shall compensate and reimburse each Indemnified Party, for, from and against all Losses imposed on or incurred by such Indemnified Party, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of the Buyer contained in any Transaction Agreement; (b) any breach or non-fulfillment of any covenant, agreement or other obligation of the Buyer under any Transaction Agreement; (c) liabilities or obligations of the Buyer including but not limited to the Assumed Liabilities; and (d) any Legal Proceeding relating to any breach, liability, matter or nonfulfillment of the type referred to in clauses (a) through (c) above (including any Legal Proceeding commenced by any Indemnified Party for the purpose of enforcing its rights under this Section 10).

C.           Indemnification by the Sellers.  The Sellers shall indemnify and hold harmless Buyer and Provectus,  and shall compensate and reimburse each Indemnified Party, for, from and against all Losses imposed on or incurred by such Indemnified Party, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of the Sellers contained in any Transaction Agreement; (b) any breach or non-fulfillment of any covenant, agreement or other obligation of the Sellers  under any Transaction Agreement; (c) liabilities or obligations of the Sellers, and (d) any Legal Proceeding relating to any breach, liability, matter or nonfulfillment of the type referred to in clauses (a) through (c) above (including any Legal Proceeding commenced by any Indemnified Party for the purpose of enforcing its rights under this Section 10).

D.           Notice and Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Sellers, Provectus, the Buyer or any other Person) with respect to which Indemnitor may, in Sellers’ reasonable judgment, become obligated to hold harmless, indemnify, compensate or reimburse any Indemnified Party pursuant to this Section 10, Sellers shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own.  The Indemnitor shall be entitled, at its expense, to participate in any defense of such claim or Legal Proceeding.  If the Sellers so proceeds with the defense of any such claim or Legal Proceeding:

(i)        The Indemnitor shall make available to the Sellers any documents and materials in his or its possession or control that may be necessary to the defense of such claim or Legal Proceeding;

(ii)       Sellers shall have the right to settle, adjust or compromise such claim or Legal Proceeding; and

(iii)      The Sellers shall give to the Buyer notice of the commencement of any such Legal Proceeding against the Sellers; provided, however, any failure on the part of the Sellers to so notify the Buyer shall not limit any of the obligations of the Indemnitor under this Section 10.

E.           Other Indemnification Provisions.  If any Indemnified Party has or claims to have incurred or suffered Losses for which it is or may be entitled to indemnification, compensation or reimbursement under this Section 10, such Indemnified Party (acting in good faith) shall deliver a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties or covenants made in this Agreement (a “Claim Notice”) to the Buyer.  Each Claim Notice (i) shall contain a brief description of the circumstances supporting such Indemnified Party’s belief that there is or has been a breach of a representation, warranty or covenant contained in this Agreement or that such Indemnified Party is otherwise entitled to indemnification, compensation or reimbursement under this Section 10 and (ii) shall contain a non-binding, preliminary, good-faith estimate of the amount of Losses such Indemnified Party claims to have so incurred or suffered.

If the Indemnitor objects to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Claim Notice, the Indemnitor shall deliver a written notice to such effect to the Indemnified Party within thirty (30) calendar days after the Indemnitor’s receipt of such Claim Notice. Thereafter, the Indemnitor and the Indemnified Party shall attempt in good faith to agree upon the rights of the respective parties for a period of not less than sixty (60) calendar days after receipt by the Indemnified Party of such written objection with respect to each of such claims to which the Indemnitor has objected.  If the Indemnified Party and Indemnitor agree with respect to any of such claims, the Indemnified Party and Indemnitor shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and Indemnitor fail to agree as to any particular item or items or amount or amounts within such sixty (60) calendar day period, then either Party shall be entitled to pursue its available remedies for resolving its claim for indemnification pursuant to the terms of this Agreement.

The representations and warranties contained in this Agreement (and any right to indemnification for breach thereof) shall not be affected by any investigation, verification or examination by any Party hereto or by any Representative of any such Party or by any such Party’s knowledge of any facts with respect to the accuracy or inaccuracy of any such representation or warranty.

Any payments made under this Section 10 shall be treated as an adjustment to the Purchase Price.

    11.         CONSTRUCTION AND DEFINITIONS

The definitions of certain capitalized terms used in this Agreement are set forth on Annex A attached hereto.

    12.         GENERAL PROVISIONS

A.           Entire Agreement.  This Agreement, the attached disclosure schedules, the documents specifically referred to herein or therein constitute the entire agreement and understanding of the Parties and supersede any prior oral or written agreement, understanding, representation, warranty, promise or document relating to the subject matter hereof and thereof.

B.           Modification; Waiver.  This Agreement may be amended or modified only by a written instrument executed by the Parties hereto.  No omission or delay by any Party in exercising any right, power or privilege hereunder shall impair the exercise of any such right, power or privilege or be construed to be a waiver hereof or of any default or to be an acquiescence therein, and any single or partial exercise of any such right, power or privilege shall not preclude other or further exercises thereof or the exercise of any other right, power or privilege.  No waiver shall be valid unless in writing and signed by the Party to be charged, and then only to the extent therein specified.

C.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and/or electronically scanned signature pages will have the full force and effect as originals.

D.           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

E.           Non-Assignability.  This Agreement may not be transferred or assigned by any Party hereto without the prior written consent of the other Parties.

F.           Parties in Interest.  All of the terms and provisions of this Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and any permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

G.           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, (a) if delivered in person or by courier, (b) if sent by nationally recognized overnight delivery service, (c) if mailed by certified or registered mail, postage prepaid, return receipt requested, or (d) if transmitted by facsimile with receipt confirmed or via email, as follows:

If to Sellers:           Perfect Solutions Inc
Attention: Stephen Vogt, CEO
Email:

Perfect Solutions Software, Inc.
Attention:  Paul Dawley
Email:

With a copy to (that shall not constitute notice):

If to Buyer
or Provectus:   Intelligent Living Inc./Provectus, LLC

20801 Biscayne Blvd., Suite 403
Miami, FL 33180
Attention:  Josh Eikov, Chief Strategy Officer
Email:

or to such other address as the Party to be notified shall have furnished to the other Parties in writing.  Any notice given in accordance with the foregoing shall be deemed to have been given, (i) at the time of delivery, when delivered in person or by courier, (ii) one business day after sending by nationally recognized overnight delivery service, (iii) three business days following the date on which it shall have been mailed by certified or registered mail, postage prepaid, return receipt requested, or (iv) at the time of transmittal, when transmitted by facsimile with receipt confirmed.

H.           Expenses.  Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

I.            Bulk Sales.  The Parties each hereby waive compliance by the Sellers with the provisions of the “bulk sales,” “bulk transfer” or similar laws of any state.

J.           Counsel.  The Parties each acknowledge that each Party has been represented by counsel in connection with this Agreement and the transactions contemplated hereby.

K.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with laws of the State of New Jersey without reference to the conflicts of law principles thereof.

L.           Waiver of Trial by Jury.  EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE TRANSACTION DOCUMENTS OR OTHER AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.13.

M.           Specific Performance.  The Parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the Parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement without the requirement to furnish a bond and to specifically enforce the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(Signature page immediately follows)

IN WITNESS WHEREOF, the Parties have duly executed this Asset Purchase Agreement as of the Effective Date.

SELLERS:

Perfect Solutions, Inc.
a New Jersey Corporation

By:         /s/ Stephen Voght
Name:   Stephen Vogt
Title:     CEO

Perfect Solutions Software Inc.
a New Jersey Corporation

By:        /s/ Paul Dawley
Name:   Paul Dawley
Its:        Authorized Signatory

BUYER:
Intelligent Living Inc. a Nevada corporation By: /s/ Josh Eikov Name: Josh Eikov Title: Chief Strategy Officer
PROVECTUS:
Provectus LLC, a Wyoming limited liability company By: /s/ Josh Eikov Name: Josh Eikov Title: Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

EXHIBITS

Exhibit A   –   Form of Promissory Note

Annex-A